UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021
TRANSACT TECHNOLOGIES INC
(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Avenue, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

(Former Name or Former Address, if Changed Since Last Report):  Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TACT	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.
At our Annual Meeting held on May 25, 2021, the Company’s stockholders voted on the following proposals:

Proposal 1: Election of Directors

To elect John M. Dillon as director of the Company to serve until the 2024 Annual Meeting of Stockholders or until the director’s successor has been duly elected and qualified:

For	Withheld	Broker Non-Votes
3,893,781	791,073	2,723,855

To elect Randall S. Friedman as director of the Company to serve until the 2024 Annual Meeting of Stockholders or until the director’s successor has been duly elected and qualified:

For	Withheld	Broker Non-Votes
4,615,666	69,188	2,723,855

Proposal 2: Ratification of Independent Registered Public Accounting Firm

To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for 2021:

For	Against	Abstain
7,355,282	31,604	21,823

Proposal 3: Advisory Vote on Executive Compensation

To approve, on an advisory basis, the Company’s compensation of our named executive officers:

For	Against	Abstain	Broker Non-Votes
3,301,294	1,322,744	60,816	2,723,855

Proposal 4: Advisory Proposal To Declassify the Board of Directors

To vote, on an advisory basis, regarding whether to recommend that the Board of Directors initiate action to declassify the Board:

For	Against	Abstain	Broker Non-Votes
3,775,166	113,122	769,454	2,750,967

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ David B. Peters
David B. Peters
Vice President & Chief Accounting Officer

Date: May 27, 2021